UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2013

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2013, the registrant entered into an employment agreement with its new executive vice president, James Cullen. Prior to entering into the Agreement, there is no material relationship between Mr. Cullen and the registrant, and no arrangement or understanding between Mr. Cullen and any other persons pursuant to which Mr. Cullen was selected as an officer of the registrant.

The terms and conditions of the agreement are set forth in Exhibit 10.77 attached hereto. Material terms include a base salary of $275,000, a performance bonus opportunity of up to 50% of base pay; fringe benefits comparable to those of other officers of the registrant; grants of options to purchase up to 160,000 shares of registrant's common stock; $50,000, for relocation and other expenses; and in certain events of employment termination, an initial right to receive 12 months of base salary and, in certain cases, a prorated bonus payment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2013, the Compensation Committee of the registrant's Board of Directors, upon the recommendation of the registrant's chief executive officer and the concurrence of its Board, appointed James Cullen, age 49, as Executive Vice President of the registrant. The term of the initial appointment is coterminous with the registrant's other executive officers, until the date of the 2014 annual meeting of the registrant's Board of Directors, which typically is held in May each year, or until his successor is duly elected and qualified.

Except as set forth in the following paragraph, there have been no transactions or payments, and no material relationship between Mr. Cullen and the registrant; no arrangement or understanding between Mr. Cullen and any other persons pursuant to which Mr. Cullen was selected as an officer of the registrant; and no family relationship between Mr. Cullen and any director of the registrant or any other officer of the registrant.

On August 15, 2013, the registrant entered into an employment agreement with its new executive vice president, James Cullen. The terms and conditions of the agreement are set forth in Exhibit 10.77 attached hereto. Material terms include a base salary of $275,000, a performance bonus opportunity of up to 50% of base pay; fringe benefits comparable to those of other officers of the registrant; grants of options to purchase up to 160,000 shares of registrant's common stock; $50,000, for relocation and other expenses; and in certain events of employment termination, an initial right to receive 12 months of base salary and, in certain cases, a prorated bonus payment.

Mr. Cullen has been providing executive operating and financing services to public and private companies for the past 25 years. From 2003 to 2013, in his capacity as a consultant, Mr. Cullen served in numerous executive management and finance roles, including full operating and financial accountabilities of a chief restructuring adviser for Bakers Footwear, Inc. (BKRSQ) -- a mall-based retailer of shoes for young women -- from July 2012 to January 2013; and for Reeds Jewelers, Inc. -- a full-service multi-channel jewelry retailer, with retail stores in 18 states, a national direct mail catalog, and a leading e-commerce website, REEDS.com -- from March 2008 to January 2009. Mr. Cullen also served as Trustee, with the operating authority of Chief Executive Officer, of Rotonics Manufacturing, Inc -- one of the largest rotational plastic molding companies in the United States and produces various plastic articles for a broad range of industries and applications -- from January 2012 to February 2013. None of these companies is (or was) an affiliate of the registrant. Mr. Cullen performed these services while employed by Alliance Management LLC, of Minneapolis, MN as a management consultant.

In his role with Alliance Management, Mr. Cullen provided consulting services to Bakers Footwear Inc. and guided the restructuring efforts of Bakers which filed a petition under Chapter 11 of the federal bankruptcy laws. That restructuring repaid the senior debt in full; sold the business and repaid the lender providing debtor-in-possession financing. Following the conversion of the case to a Chapter 7 bankruptcy proceeding, the Bakers business is now successfully operating.

The registrant expects to benefit from Mr. Cullen's extensive executive, marketing, sales, operational and transaction skills, and his successful experiences working with the capital markets, financial institutions, and equity sponsors to grow, expand, and recapitalize multi-store retail chains and distribution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits 10.77 and 99.1 are attached hereto.

The information in Exhibit 99.1 submitted in this Report is and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information in this 8-K and in the press release attached as Exhbit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the registrant's business outlook for fiscal 2013, and the expected benefits from Mr. Cullen's appointment and employment. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectiations, and future operating results are forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

August 15, 2013	By:	/s/ David R. Pearce

Name: David R. Pearce
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.77	EVP Cullen Employment Agreement August 2013
99.1	August 15, 2013 Press Release